Exhibit 10.2

FORM OF PARENT VOTING AGREEMENT

NUVATION BIO INC.

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of March 24, 2024, is made by and among NUVATION BIO INC., a Delaware corporation (“Parent”), ANHEART THERAPEUTICS LTD., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and the undersigned holder (“Stockholder”) of shares of capital stock of Parent (the “Shares”) as set forth on Schedule 1 attached hereto.

A. Parent, Artemis Merger Sub I, Ltd., an exempted company incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of Parent (“First Merger Sub”), Artemis Merger Sub II, Ltd., an exempted company incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of Parent (“Second Merger Sub”) and the Company have entered into an Agreement and Plan of Merger and Reorganization, dated as of March 24, 2024 (the “Merger Agreement”), providing for the merger of First Merger Sub with and into the Company, with the Company surviving such merger as a direct, wholly owned subsidiary of Parent (the “First Merger”) and the merger of the Company with and into Second Merger Sub with Second Merger Sub surviving as a direct, wholly owned subsidiary of Parent (the “Second Merger” and, together with the First Merger, the “Merger”).

B. Stockholder beneficially owns and has sole or shared voting power with respect to the number of shares of Parent Class B Common Stock and holds options to purchase shares of Parent Class A Common Stock (“Parent Options”) indicated on Schedule 1 attached hereto.

C. As an inducement and a condition to the willingness of Parent, First Merger Sub, Second Merger Sub and the Company to enter into the Merger Agreement, Stockholder has agreed to enter into and perform this Agreement.

D. All capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Parent, First Merger Sub, Second Merger Sub and the Company’s entering into the Merger Agreement and proceeding with the transactions contemplated thereby, Stockholder, Parent and the Company agree as follows:

1)

Agreement to Vote Shares. Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of Parent or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Parent, with respect to the Parent Stockholder Proposals, Stockholder shall, or shall cause the holder of record of the Shares and any New Shares on any applicable record date to:

a)	appear at such meeting or otherwise cause the Shares and any New Shares (as defined in Section 3 below) to be counted as present thereat (in person or by proxy) for purposes of calculating a quorum;

b)

vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares and any New Shares that Stockholder shall be entitled to so vote: (i) in favor of the Parent Stockholder Proposals and any matter that could reasonably be expected to facilitate the Parent Stockholder Proposals and (ii) to approve any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes for the approval of the Parent Stockholder Proposals on the date on which such meeting is held. Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing; and

c)

not to deposit, except as provided in this Agreement, any Shares or New Shares owned by Stockholder in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares or New Shares (other than this Agreement), unless specifically requested to do so by Parent and the Company in connection with the Merger Agreement, the Ancillary Agreements contemplated thereby and any of the Contemplated Transactions.

2)

Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (a) the effective time of the approval of the Parent Stockholder Proposals, (b) the termination of the Merger Agreement, (c) such date and time as mutually agreed to in writing among the Company, the Parent and Stockholder to terminate this Agreement, and (d) such date and time as no shares of Parent Convertible Preferred Stock are outstanding.

3)

Additional Purchases. Stockholder agrees that any shares of capital stock or other equity securities of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires sole or shared voting power (including any proxy) after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any Parent Options or otherwise, including by gift, succession, in the event of a stock split or as a dividend or distribution of any Shares (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares.

4)

Share Transfers. From and after the date hereof until the earliest to occur of the Expiration Date and the date that is one year from the Closing Date, Stockholder shall not, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of any Liens (as defined in Section 5(c) below)) any Shares or any New Shares acquired, (b) deposit any Shares or New Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or New Shares or grant any proxy or power of attorney with respect thereto (other than this Agreement), (c) enter into any Contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of any Liens) any Shares or New Shares, or (d) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations under this Agreement. Notwithstanding the foregoing, Stockholder may make (1) transfers by will or by operation of Law or other transfers for estate-planning purposes, in which case this Agreement shall bind the transferee, (2) transfers, sales, or other dispositions of Shares or New Shares to Parent as payment for the (i) exercise price of Parent Options and (ii) taxes applicable to the exercise of such Parent Options, (3) transfers to another holder of the capital stock of the Company that has signed a voting agreement in substantially the form hereof, and (4) transfers, sales or other dispositions as Parent and (prior to Closing) as the Company may otherwise agree in writing in its sole discretion. If any voluntary or involuntary transfer of any Shares or New Shares covered hereby shall occur (including a transfer or disposition permitted by Section 4(1) through Section 4(4), sale by a Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale) from and after the date hereof until the Expiration Date, (x) the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares or New Shares subject to all of the restrictions and rights under this Agreement, which shall continue in full force and effect, and the transferee shall agree in writing to be bound by the terms and conditions of this Agreement and either Stockholder or the transferee shall provide Parent and (prior to Closing) the Company with a copy of such agreement promptly upon consummation of any such transfer, and (y) no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than filings made in respect of involuntary transfers and, in the case of Section 4(2), filings under Section 16(a) of the Exchange Act shall only be permissible if such filing clearly indicates in the footnotes thereto that the filing relates to securities being sold to generate net proceeds up to exercise price of Parent Options or the total amount of taxes or estimated taxes (as applicable) that become due as a result of the exercise, vesting or settlement Parent Options), provided that, reasonable notice shall be provided to Parent and (prior to Closing) the Company prior to any such filing and that the underlying Shares or New Shares shall continue to be subject to the transfer restrictions set forth in this Agreement.

5)	Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent and the Company as follows:

a)	Stockholder has the legal capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby;

b)

this Agreement has been duly executed and delivered by or on behalf of Stockholder and, assuming this Agreement constitutes a valid and binding agreement of the Company and Parent, constitutes a valid and binding agreement with respect to Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of Law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally;

c)

Stockholder beneficially owns the number of Shares indicated on Schedule 1, and will own any New Shares, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares or New Shares and none of the Shares or New Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares or the New Shares, except as contemplated by this Agreement;

d)

the execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of Stockholder’s obligations hereunder and the compliance by Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any Shares or New Shares pursuant to, any agreement, instrument, note, bond, mortgage, Contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any Law, statute, rule or regulation to which Stockholder is subject; except for any of the foregoing as would not reasonably be expected to prevent or delay the performance by Stockholder of Stockholder’s obligations under this Agreement in any material respect;

e)

the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of Stockholder’s or its obligations under this Agreement in any material respect;

f)

no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any Contract made by or on behalf of Stockholder; and

g)

as of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder that would reasonably be expected to prevent or delay the performance by Stockholder of Stockholder’s obligations under this Agreement in any material respect.

6)

Confidentiality. Except to the extent required by applicable Law, Stockholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until Parent has publicly disclosed its entry into the Merger Agreement and this Agreement; provided that, Stockholder may disclose such information to Stockholder’s attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), provided in each case that Stockholder informs the Person receiving the information that such information is confidential and such Person agrees to abide by the terms of this Section 6. Neither Stockholder nor any of its Affiliates (other than Parent, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Parent, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Parent to the extent practicable.

7)

Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without the need of posting bond in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

8)

Directors and Officers. This Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of Parent or holder of Parent Options and not in Stockholder’s capacity as a director, officer or employee of Parent or any of its Subsidiaries or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder to attempt to) limit or restrict Stockholder in the exercise of Stockholder’s fiduciary duties as a director and/or officer of Parent or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of Stockholder from taking any action in Stockholder’s capacity as a director, officer, trustee or fiduciary.

9)

No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares or New Shares. All rights, ownership and economic benefits of and relating to the Shares or New Shares shall remain vested in and belong to Stockholder, and the Company does not have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Parent or exercise any power or authority to direct Stockholder in the voting of any of the Shares or New Shares, except as otherwise provided herein.

10)

Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided that, nothing set forth in this Section 10 or elsewhere in this Agreement shall relieve any party from liability for any Fraud or for any willful and material breach of this Agreement prior to termination hereof.

11)

Further Assurances. Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Contemplated Transactions.

12)

Disclosure. Stockholder hereby agrees that Parent and the Company may publish and disclose in any registration statement, any proxy statement or any prospectus filed with any regulatory authority in connection with the Contemplated Transactions, the Parent Stockholder Proposals and any related documents filed with such regulatory authority and as otherwise required by Law, Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to any registration statement, proxy statement or prospectus or in any other filing made by Parent or the Company as required by Law or the terms of the Merger Agreement, including with the SEC or other regulatory authority, relating to the Contemplated Transactions or the Parent Stockholder Proposals.

13)

Notice. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon transmission, if sent by electronic transmission (in each case with receipt verified by electronic confirmation), or (c) one Business Day after being sent by courier or express delivery service, provided that in each case the notice or other communication is sent to the address set forth on Schedule 1 attached hereto (or at such other address or electronic address for a party as shall be specified by like notice).

14)

Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

15)

Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that, neither this Agreement nor any of the rights hereunder may be assigned (whether by merger, consolidation, sale or otherwise) by the Company (prior to the First Effective Time) or Parent without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect; provided, further, however, that, following the Second Effective Time, Parent and the Second Surviving Company may assign this Agreement as a whole without such consent in connection with the acquisition (whether by merger, consolidation, sale or otherwise) of Parent or the Second Surviving Company or of that part of Parent’s or the Second Surviving Company’s business to which this Agreement relates, provided, that in the event of any such assignment, Parent nonetheless shall remain responsible for the performance of its obligations hereunder. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that, this Agreement is expressly intended to be for the benefit of the holders of the Company Shares outstanding as of immediately prior to the First Effective Time and may be enforced to the fullest extent of the Law by each of the individuals listed on Schedule 2 hereto.

16)

No Waivers. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

17)

Applicable Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. In any action between any of the parties arising out of or relating to this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); and (b) if any such action is commenced in a state court, then, subject to applicable Law, no party shall object to the removal of such action to any federal court located in Delaware. Each of the parties waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereby waives, to the fullest extent permitted by Law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each party hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties hereto may file a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

18)

No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a Contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Parent Board has approved, for purposes of any applicable anti-takeover Laws and regulations and any applicable provision of the certificate of incorporation of Parent, the Merger Agreement and the Contemplated Transactions, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

19)

Entire Agreement; Counterparts; Exchanges by Electronic Transmission. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by electronic transmission via “.pdf” shall be sufficient to bind the parties to the terms and conditions of this Agreement.

20)

Amendment. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed on behalf of each party hereto and, following the First Effective Time, without the prior written consent of a majority of the Parent Board, which majority shall include each of the individuals set forth on Schedule 2 attached hereto, in each case, for so long as such individual is serving as a director on the Parent Board; provided, however, that the rights or obligations of Stockholder may be waived, amended or otherwise modified in a writing signed by Parent, the Company and Stockholder.

21)

Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

22)

Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties. Each of the parties hereby acknowledges, represents and warrants that (i) it has read and fully understood this Agreement and the implications and consequences thereof; (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (iii) it is fully aware of the legal and binding effect of this Agreement.

23)	Construction.

a)

For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

b)

The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

c)

As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

d)	Except as otherwise indicated, all references in this Agreement to “Sections,” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement, respectively.

e)

The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

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EXECUTED as of the date first above written.

David Hung

Signature: ________________________

EXECUTED as of the date first above written.

NUVATION BIO INC.

By:
Name:
Title:

ANHEART THERAPEUTICS LTD.

By:
Name:
Title: